Exhibit 10.15
Office Building Lease

THIS AGREEMENT OF LEASE, made this 19th day of July, 2006, by and between
Riderwood Associates Limited Partnership, Owner, acting through its Agent The Greenland Corporation, a Maryland corporation, (Owner and Agent are hereinafter collectively referred to as “Landlord”) and
Bay National Bank, a Maryland Corporation

(hereinafter referred to as “Tenant”), witnesseth that the parties hereby agree as follows:

1. Premises. Landlord is the owner of The Exchange Office Building (hereinafter referred to as the “Building”), an office building located at 1122 Kenilworth Drive, Towson, Maryland. Landlord does hereby lease unto Tenant, and Tenant does hereby rent from Landlord, that portion of the Building on the First floor containing an agreed amount of 4,317 square feet of gross leasable area (hereinafter referred to as the “Leased Premises”) described on the schedule attached hereto as “Exhibit A”, and made a part hereof.

2. Term. This Lease shall be for a term (the “Lease Term”) of five years and two months, to commence on October 1, 2006 and terminate at midnight on November 30, 2011, unless otherwise terminated in accordance with the provisions hereof. Subject to the provisions of Paragraph 34 below, Tenant’s liability for rent shall begin two months following said commencement date.

3. Security Deposit. Tenant has this day paid to Landlord the sum of $8,500 to be held by Landlord as security for the performance by Tenant of all obligations imposed on Tenant hereunder.

If Tenant shall perform all such obligations, said sum shall be refunded to Tenant, without interest after the Lease Term has ended and the Tenant has fully performed its obligations hereunder. If Tenant shall default in any such obligation, Landlord shall be entitled to apply such sum, protanto, toward Landlord’s damages.

4. Use. Landlord and Tenant expressly agree that the Leased Premises may be used or occupied by Tenant solely as an office for general business use and for no other purpose whatsoever. Occupancy by Tenant shall be limited to one person for each 175 square feet of gross leasable area of the Leased Premises.

5.1 Basic Annual Rent. Tenant shall pay to Landlord during the Lease Term “Basic Annual Rent” of $101,449.50, payable in equal monthly installments of $8,454.13, subject to an increase at the end of each Lease Year by an amount equal to three percent (3%) of the Basic Annual Rent for the Lease Year just ending. The monthly installments shall be increased accordingly.

“Lease Year” shall mean each twelve month calendar period beginning on the commencement date of Tenant’s liability for rent under this Lease and each anniversary thereof. Monthly payments of Basic Annual Rent shall be paid, without any deductions or set-offs, and without demand and in advance on the first day of each and every month in each year during the Lease Term; except that the first full month’s rent shall be due and payable on a date specified in a written notice from the Landlord to the Tenant which date shall be not more than 60 days prior to the date specified in Paragraph 2 above for the commencement of the Lease Term. If the Lease Term shall commence on a day other than the first day of a month, Tenant shall pay a pro rated amount (on a per diem basis) of one month’s rent for the first calendar month and last calendar month of the Lease Term.

5.2   Definitions. For purposes hereof, the following definitions shall apply:
(a) “Base Year Taxes” shall be an agreed figure of $1.11* per square foot of gross leasable area.
(b) “Base Year Expenses” shall be an agreed figure of $6.75* per square foot of gross leasable area.
(c) “Building Expenses” shall be all those expenses (computed on a calendar year basis) paid or incurred by Landlord in connection with the owning, maintaining, operating, replacing and repairing of the Real Property or any part thereof, in a manner deemed reasonable and appropriate by Landlord and shall include, without limitation, the following:
1. Electricity, water, sewer and other fuel and utilities.
2. Cleaning, janitorial service, and trash removal.
3. Maintenance, repair and replacement of the Real Property or any part thereof including, but not limited to, all parts of the Building, and the landscaping, grounds and paved areas, including the removal of snow, ice and debris therefrom and the policing and regulating traffic with respect thereto.
4. All insurance.
5. Personal property taxes on, and depreciating of, all personal property used in connection with the Real Property.
6. Repainting and redecorating.
7. Management fees, wages, salaries, compensation and subcontract expenses of all persons, including contractors, engaged in the maintenance, operation, administration, protection, replacement or repair of the Real Property.
8. Administration costs, including, but not limited to, legal, accounting and other professional fees, and office and bookkeeping expenses.
9. Supplies, equipment, uniforms and sundries, payroll taxes and other personnel costs.
10. All other expenses which would be considered an expense of owning, maintaining, operating or repairing the Real Property under sound accounting principles.
11. All assessments of a lot owners association applicable to the Property.
(d) “Taxes” shall mean all real estate taxes, assessments, metropolitan charges, sewer rents, and valorem charges, water rates, rents and charges, front foot benefit charges, and all other government impositions in the nature of any of the foregoing. If at any time during the Lease Term the method of taxation prevailing at the commencement of the term shall be altered so as to cause the whole or any part of the items listed in the first sentence of this subparagraph (d) to be levied, assessed or imposed, wholly or partly as a capital levy, or otherwise, on the rents received from the Building, wholly or partly in lieu of imposition of, or the increase of, taxes in the nature of real estate taxes issued against the Real Property, then the charge to the Landlord resulting from such altered method of taxation shall be deemed to be within the definition of “Taxes.”
(e) “Real Property” shall mean the Building, the entire lot upon which the Building is situated and all fixtures, equipment and other improvements and personal property in, upon, above, or under said lot and/or Building, and includes adjacent sidewalks, streets, utilities, and other improvements, as well as adjacent lawns, landscaping and wooded areas.

5.3 Adjustments for Taxes. In the event that the Taxes levied or assessed against the Real Property for any tax year which is wholly or partly within the Lease Term divided by the square feet of gross leasable area of the Building are greater than the Base Year Taxes, Tenant shall pay to Landlord, as additional rent during the rental year in which such tax increase takes place and during each rental year thereafter (subject to further adjustment in the event of other increases in Taxes), the amount of such increase times the square feet of gross leasable area of the Leased Premises. For the purpose of

* The Base Year Taxes and Base Year Expenses in Paragraph 5.2 of this Lease will be adjusted to the actual Taxes for the tax year beginning July 1, 2006 and ending June 30, 2007 and the actual Building Expenses for the expense year beginning January 1, 2006 and ending December 31, 2006 as soon as those numbers are available. Note that for the purpose of calculating the Building Expenses under this paragraph for the expense year beginning January 1, 2006 and ending December 31, 2006, the Building Expenses will include the amount budgeted for electricity during this period rather than the amount actually spent for electricity.

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calculating the adjustment for taxes, it is agreed that the Building contains 89,292 square feet of gross leasable area. Any additional rent due Landlord under this Section 5.3 shall be due and payable at the time the taxes are due and payable. Landlord shall submit a written statement to Tenant showing the amount due. For Tenant’s obligations for such additional rent at the beginning or end of the Lease, see Section 5.4(c).
As of the date of this Lease, the tax year is a fiscal year commencing July 1. If the appropriate authorities shall hereafter change the tax year to a calendar year, or to a fiscal year commencing on a date other than July 1, appropriate adjustments shall be made in the computation of any additional rent due hereunder.
All reasonable expenses incurred by Landlord (including attorneys’ appraisers’ and consultants’ fees and other costs) in contesting any increase in Taxes or any increase in the assessment of the Real Property shall be included as an item of Taxes for the purpose of computing additional rent due hereunder.

5.4 Adjustment for Expenses. (a) In the event that the Building Expenses for any calendar year which is wholly or partly within the Lease Term divided by the square feet of gross leasable area of the Building are greater than the Base Year Expenses, Tenant shall pay to Landlord, as additional rent, the amount of such difference times the square feet of gross leasable area of the Leased Premises. For purposes of calculating the adjustment for expenses, it is agreed that the Building contains 89,292 square feet of gross leasable area. Such additional rent shall be computed on a year-to-year basis. Any such additional rent shall be due within thirty (30) days after the Landlord has submitted a written statement to Tenant showing the amount due, together with a statement showing in reasonable detail the breakdown of Building Expenses for the calendar year on which the statement is based. Landlord may, in its discretion, make a reasonable estimate of such additional rent with respect to any calendar year, and require Tenant to pay each month during such year 1/12 of such amount, at the time of payment of monthly installments of basic rent. In such event, Tenant shall pay, or Landlord shall refund, any underpayment or overpayment of such additional rent within thirty (30) days of Landlord’s written statement of actual Building Expenses for the calendar year. Tenant shall have the right to examine Landlord’s records with respect to any such increases in rent; provided, however, that unless Tenant shall have given Landlord written notice of exception to any such statement within thirty (30) days after delivery thereof, the same shall be conclusive and binding on Tenant.
(b) Prior to calculating the Adjustment for Expenses, the Building Expenses for any calendar year shall be adjusted so as to eliminate any savings arising from vacant space. In addition, if Landlord shall reduce or eliminate the payment of any wages or other labor costs, costs of supplies, costs of utilities, costs of energy, costs of subcontract services, or any other Building Expenses as a result of the installation of labor saving devices or through installation of new capital improvements or by any other means, then in computing the additional rent payable under §5.4(a) the corresponding item or items of such wages or other costs saved, shall be deducted from the Base Year Expenses; for example, if any manually operated machine is converted to automatic operation, as the employment of each machine operator is terminated, the wages and other costs applicable to such operator shall be deducted from the Base Year Expenses. Or, if new capital equipment is installed during the Lease Term resulting in utility cost savings, the twelve month savings in cost resulting from such installation, as reasonably computed by Landlord, will be deducted from the Base Year Expenses.
(c) Tenant’s obligation to pay any additional rent accruing during the Lease Term pursuant to Section 5.3 and 5.4 hereof shall apply pro rata to the proportionate part of a tax year, as to Taxes, and calendar year, as to Building Expenses, in which this Lease begins or ends, for the portion of each such year during which this Lease is in effect. Such obligation to make payments of such additional rent shall survive the expiration or sooner termination of the Lease Term, whether or not this Lease is superseded by a subsequent lease of the Leased Premises or if any other space or Tenant leaves the building; any such superseding lease shall not serve to supersede Tenant’s obligation for any such additional rent unless it makes express references thereto and recites that such additional rent is abated in consideration of the superseding lease.

5.5 Payments. All payments or installments of any rent (including additional rent) hereunder and all sums whatsoever due under this Lease, shall be paid to Landlord at the address designated by Landlord, and if not paid when due, shall be subject to a late charge equal to 5% of the amount of the late payment for each late payment and shall bear interest at the rate of 18% per annum (but not more than the maximum allowable legal rate applicable to Tenant) until paid. If an attorney is employed to enforce Landlord’s rights under this Lease, Tenant shall pay all fees and expenses of such attorney. Time is of the essence in this Lease.

6. Requirements of Law. Tenant, at its sole cost and expense, shall comply promptly with all statutes, laws, ordinances, orders, regulations and requirements of the Federal, State and Local governments and any and all of their Departments and Bureaus, and of the Board of Fire Underwriters applicable to Tenant’s use of the Leased Premises, for the correction, prevention and abatement of nuisances or violations in, upon or connected with the Leased Premises during the Lease Term and for the prevention of fires; provided, however, that Landlord shall have the right, at the expense of the Tenant, to make all structural changes and correct all structural defects in the Building necessary to comply with requirements of law applicable to the Tenant’s use of the Leased Premises, and make all repairs, changes and alterations required by Tenant’s use of the Leased Premises and the Tenant, promptly upon the written request of the Landlord, shall deposit with the Landlord, prior to the commencement of such work, the cost thereof as estimated by the Landlord.

7. Certificate of Occupancy. Tenant will not use or occupy the Leased Premises in violation of any certificate of occupancy, permit or other governmental consent issued for the Building. If any governmental authority, after the commencement of the Lease Term, shall contend or declare that the Leased Premises are being used for a purpose which is in violation of such certificate of occupancy, permit, or consent, then Tenant shall, upon five (5) days notice from Landlord, immediately discontinue such use of the Leased Premises. If thereafter the governmental authority asserting such violation threatens, commences or continues criminal or civil proceedings against Landlord for Tenant’s failure to discontinue such use, in addition to any and all rights, privileges and remedies given to Landlord under this Lease for default therein, Landlord shall have the right to terminate this Lease forthwith. Tenant shall indemnify and hold Landlord harmless of and from any and all liability for any such violation or violations.

8. Contest-Statue, Ordinance, Etc. Tenant may, after notice to Landlord, by appropriate proceedings conducted promptly at Tenant’s own expense in Tenant’s name and whenever necessary in Landlord’s name, contest in good faith the validity or enforcement of any such statute, ordinance, law, order, regulation or requirement and may similarly contest any assertion of violation of any certificate of occupancy, permit or any consent issued for the Building. Tenant may, pending such contest, defer compliance therewith if, in the opinion of counsel for Landlord, such deferral will not subject either the Landlord or the Leased Premises or the Real Property (or any part thereof) to any penalty, fine or forfeiture, and if Tenant shall post a bond with corporate surety approved by Landlord sufficient, in Landlord’s opinion, fully to indemnify Landlord from loss.

9. Tenant’s Improvements. Tenant shall not make any alterations, decorations, installations, additions or improvements to the Leased Premises, including but not limited to, the installation of any fixtures, amenities, equipment, appliances, or other apparatus, without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed and then only by contractors or mechanics

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employed or approved by Landlord. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time designate. All alterations, decorations, installations, additions or improvements made by either of the parties hereto upon the Leased Premises, except movable office furniture put in at the expense of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Leased Premises at the termination of this Lease without molestation or injury, or, if the Landlord shall so request, be removed prior to the termination of the Lease at the Tenant’s expense and the Leased Premises restored to their condition at the commencement of the term of this Lease. Tenant acknowledges that part of the Leased Premises is visible from the public areas of the Building and/or from the entries to the Building (“Visible Space”). Tenant agrees that its use, furnishing, decorating, and displays in the Visible Space shall be subject to the advance written approval of Landlord, which approval shall not be unreasonably withheld or delayed. In addition, Tenant agrees to maintain the appearance of the Visible Space in a professional and attractive manner at all times. Landlord shall have the right to take such actions as it deems necessary in its opinion to assure that the views of the Visible Space will not degrade the appearance of the Building.

10. Condition of Premises. Tenant will, during the Lease Term, keep the Leased Premises and the improvements and appurtenances therein in good repair, order and condition, and at the expiration of the Lease Term, or at the sooner termination of this Lease as herein provided, deliver up the same in the same good repair, order and condition as at the beginning of the tenancy, reasonable wear and tear excepted, and Tenant shall remove all of its property therefrom prior to such termination. Tenant will pay for all damage to the Building, its fixtures and appurtenances, as well as all damages sustained by other tenants or occupants of the Building due to any waste, misuse or neglect of the Leased Premises, its fixtures and appurtenances, by Tenant, its employees or any other person or persons upon the Leased Premises by Tenant’s permission. Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, telephone switchboards, if any, which in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant’s expense. Business machines and mechanical equipment, if approved by Landlord in a separate written agreement between Landlord and Tenant, shall be placed and maintained by Tenant, or at Tenant’s expense, in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise, or annoyance and Tenant shall, at its expense, take such steps as Landlord may direct to remedy any such condition. There shall be no allowance to Tenant for a diminution of rental value, no abatement of rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Real Property or Leased Premises, or in or to fixtures, appurtenances or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of Leased Premises, or in or to the fixtures, appurtenances or equipment thereof, and the foregoing shall not be construed to mean that Landlord has any such obligations.

11. Conduct on Premises. Tenants shall not do, or permit anything to be done in the Leased Premises or on the Real Property, or bring or keep anything therein which will, in any way, increase the rate of fire insurance on the Building, or invalidate or conflict with the fire insurance policies on the Building, fixtures or on property kept therein, or obstruct or interfere with the rights of the Landlord or the other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the laws, rules or regulations of any Federal, State or Municipal authority, or the Maryland Fire Underwriters Rating Bureau. The Tenant agrees to save harmless the Landlord from any liability arising from injury to person or damage to property in, on or about the Leased Premises whether occasioned by any act or omission of Tenant, or Tenant’s customers, employees, visitors, or invitees. Tenant agrees that any increase of fire insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequent of negligence or carelessness or the willful action of Tenant, Tenant’s employees, agents, servants or invitees shall, as they accrue, be added to the rent heretofore reserved and be paid as a part thereof; and Landlord shall have all the rights and remedies for the collection of same as are conferred upon the Landlord for the collection of rent provided to be paid pursuant to the terms of this Lease.

12. Insurance. Tenant hereby agrees to keep in full force and effect a policy of public liability and property damage insurance, naming Landlord as an additional insured, with respect to the Leased Premises and the business of Tenant in, or within, from or connected with the Leased Premises, pursuant to which the limits of public liability shall be such amount as Landlord shall require but not less than $500,000 per person and $1,000,000 per occurrence, and in which the limit of liability for damage to property shall be not less than $50,000. The policy shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. The insurance shall be carried with an insurance company approved by Landlord, and a certificate of insurance shall be delivered to Landlord at the inception of each policy and renewal thereof.

13. Rules and Regulations. Tenant agrees to be bound by the rules and regulations set forth on the schedule attached hereto as “Exhibit B,” and made a part hereof. Landlord shall have the right, from time to time, to issue additional or amended rules and regulations regarding the use of the Building. When so issued the same shall be considered a part of this Lease and Tenant covenants that said additional or amended rules and regulations shall likewise be faithfully observed by Tenant, the employees of Tenant and all persons invited by Tenant into the Building. Landlord shall not be liable to Tenant for the violation of any of the said rules and regulations, or the breach of any covenant or condition in any lease, by any other tenant in the Building.

14. Mechanics’ Liens. Tenant shall not do or suffer to be done any act, matter or thing whereby Tenant’s interest in the Leased Premises, or any part thereof, may be encumbered by any mechanics’ lien. Tenant shall discharge, within ten (10) days after the date of filing, any mechanics’ liens filed against Tenant’s interest in the Leased Premises, or any part thereof, purporting to be for labor or material furnished or to be furnished to Tenant. Landlord may, at its option (but without being obliged to do so), discharge any such mechanics’ lien not discharged by Tenant within such ten (10) day period, and Tenant, upon demand, shall reimburse Landlord for any such expense incurred by Landlord. Any monies expended by Landlord, as aforesaid, shall be deemed additional rent, collectible as such by Landlord. Landlord shall not be liable for any labor or material furnished or to be furnished to Tenant upon credit, and no mechanics’ or other lien for labor or material shall attach to or effect the reversionary or other estate or interest of Landlord in and to the Leased Premises, or the Real Property.

15. Tenant’s Failure to Repair. In the event that Tenant fails, after fifteen (15) days written notice from Landlord, to keep the Leased Premises in a good state of condition and repair, or if such repairs require more than fifteen (15) days to complete, to commence and to diligently continue to make such repairs, or to do any act or make any payment required under this Lease or otherwise fails to comply herewith, Landlord may, at its option (but without being obliged to do so), enter upon the Leased Premises at all reasonable hours to make such repairs, or do any act or make any payment or compliance which Tenant has failed to do, and

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upon demand, Tenant shall reimburse Landlord for any such expense incurred by Landlord. Any monies expended by Landlord, as aforesaid, shall be deemed additional rent, collectible as such by Landlord. All rights given to Landlord in this section shall be in addition to any other right or remedy of Landlord herein contained.

16. Property-Loss, Damage. Landlord shall not be liable for any damage to property placed in the custody of its employees, nor for the loss of any property by theft or otherwise. Landlord shall not be liable for damage or injury to person or property unless notice in writing of any defect (which Landlord has under the terms of this Lease the duty to correct) alleged to have caused such damage or injury shall have been given a sufficient time before the occurrence of such damage or injury reasonably to have enabled Landlord to correct such defect, and even then only if such damage or injury is due to Landlord’s negligence; nor shall Landlord or its agent be liable for interference with the light, air, or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Building or its equipment. Tenant shall reimburse Landlord as additional rent for all expenses, damages or fines incurred or suffered by Landlord by reason of any breach, violation or nonperformance by Tenant, or Tenant’s employees, agents or visitors, of any covenant or provision of this Lease, or by reason of damage or injury to persons or property caused by moving property of or for Tenant in and/or out of the Building, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of the occupancy or use by Tenant of the Leased Premises or of the Real Property, or any part of either thereof, or from any other cause due to the carelessness, negligence or improper conduct of Tenant or Tenant’s contractors, servants, employees, agents or invitees. Tenant shall not move any safe, heavy machines, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior written consent. If such safe, machines, equipment, freight, bulky matter or fixtures require special handling, Tenant agrees to employ only persons holding a proper license to do said work, and that all work in connection therewith shall comply with any applicable Federal, State, County or other governing laws, rules or regulations. Notwithstanding said consent of Landlord, Tenant shall indemnify Landlord for and hold Landlord harmless and free from damages or injuries sustained by person or property and for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all expenses and attorney’s fees, incurred in connection therewith and all costs incurred in repairing any damage to the Building or appurtenances. Nothing herein shall be deemed to indemnify Landlord against, or exculpate Landlord from, its negligence or willful misconduct.

17. Destruction-Fire or Other Casualty. In the case of partial damage to the Leased Premises by fire or other casualty, Tenant shall give immediate notice thereof to Landlord, who shall thereupon cause damage to all property owned by Landlord to be repaired with reasonable speed at expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of “labor troubles” or any other cause beyond Landlord’s control, and this Lease shall remain in full force and effect, except that to the extent that the Leased Premises are rendered untenantable the rent shall proportionately abate, provided the damage above mentioned occurred without the fault or neglect of Tenant, Tenant’s servants, employees, agents, or visitors. But if such damage is due to the fault or neglect of Tenant, or Tenant’s servants, employees, agents or invitees, the damage shall be repaired by Landlord at Tenant’s expense and there shall be no apportionment or abatement of rent. In the event the damage shall be so extensive to the whole Building as to render it uneconomical, in Landlord’s opinion, to restore it for office building use and Landlord shall decide not to repair or rebuild the Building, this Lease, at the option of Landlord, shall be terminated upon written notice to Tenant and the rent shall, in such event, be paid to or adjusted as of the date of such damage, and the terms of this Lease shall expire by lapse of time and conditional limitation upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Leased Premises and surrender the same to Landlord, but no such termination shall release Tenant from any liability to Landlord arising from such damage or from any breach of the obligations imposed on Tenant hereunder, or from any obligations accrued hereunder prior to such termination.

18. Eminent Domain. If the whole or any material part of the Leased Premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then and in that event the term of this Lease shall cease and terminate from the date of title vesting in such proceedings. In the event all or any portion of the Real Property shall be acquired or condemned by Eminent Domain, Tenant shall have no claim against Landlord or against the total award for the value of any unexpired portion of the Lease Term or otherwise. However, Tenant shall be entitled to any award which may be made to it, provided that such award does not diminish or reduce the amount of the award which would otherwise be payable to the Landlord, successor to Landlord, or the holder of any mortgage or other security interest on all or any part of the Real Property. If the Lease shall cease and terminate the rent shall be adjusted as of the date of any such termination of this Lease.

19. Assignment. Tenant covenants and agrees that the Leased Premises shall be used and occupied by Tenant only, for the purpose above mentioned, in a careful, safe and proper manner. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or use or permit the Leased Premises or any part thereof to be used by others. Any attempted assignment or sublease shall be of no legal force and effect and any payment made by any such assignee and any sub-rent payable by any such subtenant shall belong to the Landlord and shall be payable as additional rent under this Lease. The right of the Landlord to such payments and sub-rents shall be in addition to any other rights or remedies the Landlord may have against the Tenant arising from the Tenant’s breach of its obligations under this Lease. The acceptance of an assignee, undertenant or occupant as tenant, shall not constitute a release of Tenant from the further observance and performance by Tenant of the covenants herein contained, and any assignee of the Tenant shall, by its acceptance of such assignment be deemed to have covenanted and agreed with the Landlord to be jointly and severally personally liable with the Tenant for the performance by the Tenant of the covenants herein contained to the same extent as if such assignee were an original party to this Lease. Any levy or sale in execution or any assignment or sale in bankruptcy, or insolvency, or the appointment of a Receiver by a State or Federal Court shall be deemed an assignment with the meaning of this Section 19. Tenant shall have the right to assign or sublet to its parent, subsidiary or affiliated companies, provided that the premises are used in accordance with paragraph 4 of the Lease and that Tenant shall remain liable for all obligations. See Rider 19.

20. Insolvency. In the event that at the time of the execution of this Lease, or at any time thereafter until the termination thereof, a petition in bankruptcy shall be filed by or against Tenant or Tenant shall be adjudicated as bankrupt or insolvent, or a receiver or trustee shall be appointed of all or of a portion of Tenant’s property, or Tenant shall make an assignment for the benefit of creditors, or Tenant voluntarily or involuntarily takes advantage of any debtor relief proceedings under present or future law, or if Tenant’s effects shall be levied upon or attached upon process against Tenant then, and in any of said events, this Lease, at the option of Landlord, may be canceled and terminated, within fifteen (15) days after the happening of any one or more of such events comes to the attention of Landlord, by giving notice in writing to Tenant by registered mail addressed to Tenant at the address herein set forth. In such event, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or

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order of any court shall be entitled to possession or to remain in possession of the Leased Premises, but Tenant or any such person or persons shall forthwith quit and surrender possession thereof, and Landlord, in addition to any other rights or remedies which it may have by reason of any provisions of this Lease, or any statute or rule of law, may retain as liquidated damages any rent, security, deposit or money received by it from Tenant or from others in behalf of Tenant.

21. Default. Tenant covenants that if any one or more of the rents hereby stipulated to be paid shall at any time during the continuancy of any tenancy created, or to arise in pursuance of this Lease, be more than five (5) days in arrears, or if Tenant shall default in performing or otherwise breach any of the covenants, conditions and agreements herein contained, other than the provision requiring the payment of rent, or if Tenant shall fail to move into or take possession of the Leased Premises within thirty (30) days after commencement of the Lease Term, then the Tenant’s right to the further possession of the Leased Premises shall terminate and the said Landlord shall become and be entitled to immediate possession of the Leased Premises, provided Landlord shall so elect, but not otherwise. Landlord shall thereupon immediately have the full right of re-entry upon Leased Premises, by force or otherwise, if permitted by the applicable law now or then in force, and that without formal notice or demand, and without liability of any kind; and also the right, but not the obligation, to re-let the Leased Premises for any unexpired balance of the Lease Term, and collect the rent therefor. In the event of such re-letting by Landlord, the re-letting shall be for such duration (which may extend beyond the unexpired balance of the Lease Term) and on such other terms, conditions and rental as Landlord may deem proper, and the proceeds that may be collected from the same, less the expense of re-letting (including reasonable leasing costs, fees and commissions and reasonable costs of renovating the Leased Premises), shall be applied upon the Tenant’s rental obligation as set forth in this Lease for the unexpired portion of the Lease Term. Tenant shall be liable for any balance that may be due under this Lease, although Tenant shall have no further right of possession of the Leased Premises. Such re-entry by the Landlord and any such re-letting shall not operate as a termination of this Lease unless Landlord shall so elect, nor as a waiver or postponement of any right of Landlord against Tenant. Landlord shall have the further right, in the event of the Tenant’s default as aforesaid, and irrespective of whether the Landlord shall have elected to terminate the Tenant’s right to the further possession of the Leased Premises, to declare the entire rent for the unexpired portion of the Lease Term to be immediately due and payable and to collect the same by any manner not inconsistent with applicable law. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. To the extent permitted by law, Tenant hereby consents to summary proceedings in connection with the Landlord’s re-entry of the Leased Premises, and expressly waives any and all rights of redemption, granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

22. Elevators, Heat, Cleaning. Subject to the provisions of Section 5.4 hereof, as long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, if and insofar as existing facilities permit: (a) provide necessary elevator service on business days from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M. (herein called “normal business hours”); (b) furnish heat or air conditioning to the Leased Premises, when and as required during normal business hours; (c) cause the Leased Premises to be kept clean, provided the same are kept in order by Tenant. Landlord shall have no responsibility to provide any services under (a) or (b) above except during normal business hours. After hours services shall be provided at the expense of the Tenant and shall be made pursuant to terms and conditions acceptable to Landlord and embodied in a separate written agreement between Landlord and Tenant. Additional janitorial service beyond that required for normal office use shall likewise be at the expense of the Tenant and pursuant to terms, conditions and costs established by the Landlord in its sole discretion. Landlord reserves the right to stop service of the heating, air conditioning, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements, or improvements, which in the judgment of Landlord are desirable or necessary to be made, until said repairs, alterations, replacements, or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply heat, air conditioning, elevator, plumbing, cleaning, and electric service, during said period or when prevented from so doing by laws, order, or regulations of any Federal, State, County or Municipal authority or by strikes, accidents, or by any other cause whatsoever beyond Landlord’s control. Landlord’s obligations to supply heat and air conditioning are subject to applicable laws and regulations as to energy conservation and other such restrictions.

23. Electric Current. Subject to provisions of Section 5.4 hereof, Landlord will furnish Tenant throughout the Lease Term a reasonable amount of electric current at 110 volts for lighting purposes and for small items of office equipment such as dictating machines, typewriters, and copying machines. Landlord shall be under no obligation to furnish electric power at any hours other than normal business hours, or for the operation of any other electrical equipment or appliance, unless arrangements for such after-hours operations, or for the installation of such electrical equipment or appliance, shall have been made pursuant to terms and conditions acceptable to Landlord and embodied in a separate written agreement between Landlord and Tenant. In the event the Tenant uses electrical services, in excess of that required for normal office use or during periods other than normal business hours or both, then such excess services shall be supplied at the expense of Tenant, pursuant to terms, conditions and costs established by the Landlord in its sole discretion.

24. Fees and Expenses. If Tenant shall default in the observance or performance or any term of covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in this Lease, Landlord may immediately, or at any time thereafter and without notice, perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor.

25. Several Liability. If the Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein.

26. Acceptance of Leased Premises. Tenant shall examine the Leased Premises prior to taking possession thereof, and shall represent in writing to Landlord prior to taking possession if in any respect the Leased Premises are not in good order and repair, Tenant shall not occupy the Leased Premises before the Leased Premises comply with all requirements of Tenant and all obligations of Landlord with respect to the condition, order and repair thereof. Tenant’s occupancy of the Leased Premises shall constitute acceptance thereof as complying with all requirements of Tenant and obligations of Landlord with respect to the condition, order and repair thereof.

27. Inability to Perform. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations

Page 5	Office Building Lease

under this Lease or to supply, or is delayed in supplying, any service to be supplied by it under the terms of this Lease or is unable to make, or is delayed in making any repairs, additions, alterations, or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of any outside cause whatsoever including, but not limited to, injunction, court order or decree, strikes or labor troubles, governmental preemption in connection with a National Emergency, or by reason of any rule, order or regulation of any department or subdivision of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Similarly, Landlord shall not be liable for any interference with any services supplied to Tenant by others if such interference is caused by any of the reasons listed in this Section 27. Nothing contained in this Section 27 shall be deemed to impose any obligation on Landlord not expressly imposed by other sections of this Lease.

28. No Waivers. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

29. Access to Premises and Change in Services. Landlord shall have the right, without abatement of rent, to enter the Leased Premises on reasonable notice to Tenant, except for emergencies, to examine the same, or to make such repairs and alterations as Landlord shall deem necessary for the safety and preservation of the Building, and also to exhibit the Leased Premises to be let. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Leased Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair, of the Building or any part thereof, other than as herein elsewhere expressly provided. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability of Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, stairs, or any other public parts of the Building, and to change the name by which the Building is commonly known and/or its mailing address.

30. Estoppel Certificates. Tenant agrees at any time and from time to time upon not less than ten (10) days’ prior notice by Landlord or the holder of any mortgage or security interest in all or any part of the Real Property to execute, acknowledge and deliver to Landlord or such holder, as the case may be, a statement in writing in such form as Landlord or the holder of any mortgage or security interest in all or any part of the Real Property may require, certifying among other things (i) whether the Tenant is in possession of the Leased Premises and conducting business with the public therefrom and specifying the date of the commencement of such possession, (ii) whether all required contributions by Landlord to Tenant, or by Tenant to Landlord, as the case may be, on account of improvements to the Leased Premises have been made, (iii) the amount of any security deposit paid by Tenant, (iv) the actual date of commencement and termination of the Lease Term, (v) that this Lease is unmodified and in full force (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in the Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by third parties not a party to this Lease.

31. Subordination. Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any first mortgage or other first security interest now or hereafter a lien upon or affecting the Real Property or any part thereof. Tenant shall, at any time hereafter, on request, execute any instruments or leases or other documents that may be required by any holder of a first mortgage or other first security interest or by Landlord for the purpose of subjecting or subordinating this Lease and the tenancy created hereunder to the lien of any such first mortgage or first security interest, and the failure of Tenant to execute any such instruments, releases or documents shall constitute a default hereunder. See Rider 31.

Tenant acknowledges the right of the holder of any first mortgage or other first security interest in all or any part of the Real Property to subordinate its first mortgage or other first security interest either in whole or in part to this Lease. Tenant agrees at any time and from time to time, upon not less than five (5) days notice to execute, acknowledge and deliver to such holder the Tenant’s agreement to such a subordination in such form as such holder may require. Without limiting the generality of the foregoing, the form of subordination of the first mortgage or other first security interest may provide that it does not affect, is not applicable to, and expressly excludes the following: (i) the prior right, claim and lien of the first mortgage or first security interest in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Real Property, and to the right of disposition thereof in accordance with the provisions of the first mortgage or first security interest; (ii) the prior right, claim and lien of the first mortgage or first security interest in, to and upon any proceeds payable under all policies of fire and rent insurance upon the Real Property, or any part thereof, and as to the right of disposition thereof in accordance with the terms, of the first mortgage or first security interest; and (iii) any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the first mortgage of first security interest and the execution of this Lease, or any lien or judgment which may arise at any time under the terms of this Lease.

32. Attornment. Tenant agrees that upon any termination of Landlord’s interest in the Leased Premises, Tenant will, upon request, attorn to the person or organization then holding title to the reversion of the Leased Premises (the “Successor”) and to all subsequent Successors, and will pay to the Successor all of the rents and other monies required to be paid by the Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained.

33. Notices. All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if sent by United States registered or certified mail, postage prepaid, addressed (i) if to the Landlord at The Greenland Corporation, 1122 Kenilworth Drive, Suite 401, Towson, MD 21204 or (ii) if to Tenant at the Leased Premises.
Any party may designate a change of address by written notice to the above parties, given at least 10 days before such change of address is to become effective.
Notices, demands and requests which shall be served by registered or certified mail in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed by United States mail as aforesaid in any Post Office or Branch Post Office regularly maintained by the United States Postal Service.

34. Possession. If the Landlord is unable to give the Tenant possession of the Leased Premises on the date specified in paragraph 2 above for the commencement of the Lease

Page 6	Office Building Lease

Term, by reason of the fact that the Building has not been sufficiently completed to make the Leased Premises ready for occupancy, or the improvements to the Leased Premises specified in Paragraph 43 below have not been sufficiently completed, or a prior tenant has held over beyond the term of its lease, or for any other reason, this Lease shall remain in full force and effect and the Landlord shall not be subject to any liability for failure to give possession on that date. However, except in the case of a delay due to the Tenant, no rent shall be payable during any such period of inability to give possession and the date for the commencement of the Lease Term (the “Commencement Date”), instead of being the date specified in paragraph 2 above, shall be and become the date which is the earlier of (a) the date the Leased Premises are occupied by the Tenant or (b) 15 days following the date the Landlord shall mail or deliver to the Tenant a certificate stating that the Leased Premises are ready for occupancy. In the event the Commencement Date is postponed pursuant to this Paragraph 34 the date for the termination of the Lease Term (the “Termination Date”) specified in paragraph 2 above shall also be postponed for a like number of days, it being understood that the term of this Lease shall be for the number of years specified in paragraph 2 above. In the event of any dispute as to when the Leased Premises are ready for occupancy the decision of the Landlord’s representatives shall be final. In the event that for any reason the Leased Premises are not ready for occupancy within sixty (60) days from the date for the commencement of the Lease Term specified in paragraph 2 above, then the Landlord and the Tenant shall each have the right to terminate this Lease upon written notice to the other party unless the failure to have the Leased Premises ready for occupancy is by reason of the Tenant’s failure to comply with the terms of this Lease in which event the Lease shall remain in full force and effect unless the Landlord shall elect to terminate the same. The Landlord’s right to elect to terminate this Lease pursuant to the last clause of the preceding sentence shall be in addition to any other rights or remedies the Landlord may have against the Tenant arising from the Tenant’s breach of its obligations under this Lease. In the event this Lease shall terminate pursuant to the election of the Landlord or the Tenant, the Tenant shall promptly reimburse the Landlord for the cost of all improvements installed in the Leased Premises at the Landlord’s expense pursuant to the provisions of paragraph 43 below.

If permission is given to Tenant to enter into the possession of the Leased Premises prior to the date for the commencement of the Lease Term specified in paragraph 2 above, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, including the payment of rent, and the termination date shall remain the same date specified in paragraph 2 above.

35. Vacation of Premises. Tenant shall vacate the premises at the end of the term of this Lease or any extension or renewal thereof. If Tenant fails to vacate at such time, there shall be payable to Landlord an amount equal to 1½ times the monthly rent stated in paragraph 5 for each month or part of a month that Tenant holds over, plus all other payments provided for herein, and the payment and acceptance of such payments shall not constitute an extension or renewal of this Lease. In event of any such holdover, Landlord shall also be entitled to all remedies provided by law for the speedy eviction of tenants, and to the payment of all attorneys’ fees and expenses incurred in connection therewith.
36. Partners’ Liability. It is understood that the Owner is a Maryland partnership. All obligations of the Owner hereunder are limited to the net assets of the Owner from time to time. No General or Limited Partner of the Owner, or of any successor partnership, whether now or hereafter a partner, shall have any personal responsibility for the obligations of Landlord hereunder. The Tenant acknowledges that The Greenland Corporation is acting only as Agent for the Owner and that The Greenland Corporation shall have no liability to perform any of the obligations imposed upon the Landlord by the terms of this Lease.

37. Separability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

38. Captions. All headings anywhere contained in this Lease are intended for convenience of reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

39. Brokers. Tenant represents that Tenant has dealt directly with, and only with, Colliers Pinkard and Mac Kenzie Commercial Real Estate Services, LLC as broker in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commissions in connection with it.

40. Recordation. Tenant covenants that it will not record this Lease or offer this Lease for recordation. If at any time Landlord or any mortgagee of Landlord’s interest in the Leased Premises shall require the recordation of this Lease, such recordation shall be at Landlord’s expense. If at any time Tenant shall require the recordation of this Lease, such recordation shall be at Tenant’s expense. If the recordation of this Lease shall be required by any valid governmental order, or if any governmental authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes or documentary stamp taxes, or both transfer taxes and documentary stamp taxes on this Lease, Tenant will execute such acknowledgments as may be necessary to effect such recordation, and pay, upon request of Landlord, all recording fees, transfer taxes and documentary stamp taxes payable on, or in connection with this Lease or such recordation.

41.  Intentionally deleted

42. Successors and Assigns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided in this Lease, their assigns. In the event the Landlord or any successor Landlord shall convey the Real Property, the Landlord shall, upon such conveyance, be released from all further liabilities and obligations of the Landlord under this Lease and such further liabilities shall thereupon become binding upon the new owner of the Real Property.

43. Improvements to Leased Premises. Tenant agrees to accept the Leased Premises in the condition existing on the date of this Lease. Any improvements or modifications to the Leased Premises shall be subject to the approval of the Landlord, shall be designed in accordance with Landlord’s then existing standard specifications and policies, shall be installed by the Landlord and shall be the property of the Landlord. All costs of such improvements and/or modifications shall be paid by the Tenant. Tenant will furnish to Landlord its final requirements and full payment for the estimated cost of same not later than sixty (60) days prior to the date specified in Paragraph 2 above for the commencement of the Lease Term. Within 5 days after Landlord’s submission of final drawings and conditions, Tenant shall approve same in writing. Notwithstanding anything in this Lease to the contrary, should the Tenant request changes to the improvements or modifications to the Leased Premises after its submission of its final requirements or should the Tenant fail to comply with any requirement by the date stated or within the time specified, any delay in completing the improvements and/or modifications shall not in any manner affect the date for the commencement of the Lease Term or Tenant’s liability for the payment of rent beginning on such date.

In the event Tenant’s plans specify any non-building standard improvements the inquiring, pricing, delivering and/or installing of, which precludes Landlord from completing the Leased Premises for Tenant’s occupancy by what would otherwise be the date for the commencement of the Lease Term, or any work to be performed by Tenant’s contractors’ delay Tenant’s occupancy by what would otherwise be the date for the commencement of the Lease

Page 7	Office Building Lease

Term, Tenant shall nevertheless remain liable for the payment of rent from such date. Landlord shall insure that all improvements installed by Landlord in the Leased Premises comply with governing statutes, laws and ordinances, etc. See Rider 43.

44. Modification. It is understood and agreed that the terms of this Lease shall be modified, if so required, for the purpose of complying with or fulfilling the requirements of any party secured under any mortgage or deed of trust or ground lease now or hereafter of record with respect to the Real Property or any part thereof provided that such modification shall not be in substantial derogation or diminution of any of the rights of the Tenant hereto, nor substantially increase any of the obligations or liabilities of the Tenant. Failure of Tenant to execute any such modification within fifteen (15) days after written request will constitute a material default hereunder.

45. Hazardous Materials. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the lease term. See Rider 46 & Rider 47.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

WITNESS:	THE GREENLAND CORPORATION
As Agent for Riderwood Associates Limited Partnership

/s/Cynthia J. Weeks	By: /s/Michael Saxon	(SEAL)
Landlord

ATTEST OR WITNESS FOR TENANT:	Bay National Bank

/s/Kristina Johnson	By: /s/Mark A. Semanie	(SEAL)
Tenant

Page 8	Office Building Lease

RIDER 19

The Landlord will not unreasonably withhold its consent to an assignment of this Lease or an underlease of all or any portion of the Leased Premises. In the event of any dispute between the Landlord and Tenant as to whether or not the Landlord has unreasonably withheld its consent to any assignment or underletting, the Tenant’s sole remedy shall be to seek specific performance, and the issue of whether or not the Landlord shall be required to give consent shall be promptly submitted to binding arbitration by the then President of the Baltimore-Washington Chapter of the National Association of Industrial and Office Parks or an arbitrator appointed by him. Should the Landlord give its consent to any assignment or underlease or should such consent be required by the decision of the arbitrator, to the extent any rentals or other payments payable by the assignee or the underlessee are in excess of the rental payable under this Lease for the portion of the Leased Premises so assigned or underlet, one-half of such excess shall be paid to the Landlord as additional rent under this Lease. In no event shall the Landlord be required to give its consent to any assignment or underlease which provides for rental or other payments for use, occupancy or utilization of the Leased Premises or any portion thereof based in whole or in part on the net income or profit derived by any person from the property so underleased, used, occupied or utilized, and any such purported assignment or underlease shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of the Leased Premises or any part thereof. In the event the consent of the holder of any mortgage or other security interest on all or any part of the Real Property shall be required to any assignment of this Lease or to any underlease, then in no event shall the Landlord be required to give its consent if the holder of any such mortgage or other security interest shall fail or refuse to give its consent thereto. The Tenant agrees to reimburse the Landlord for all costs incurred by the Landlord relating to the subleasing including, but not limited to, charges of The Greenland Corporation for management services, legal fees and architectural and engineering fees.

Initials:

/s/MS__________________	_/s/MAS_______________________
Landlord	Tenant

Page 1	Office Building Lease - Rider 19

RIDER 31

Non-Disturbance. This Lease shall include a Lease Subordination, Non-Disturbance and Attornment Agreement subject to the approval of the Holder of any first mortgage or other security interest on all or any part of the Real Property and on such forms as such Holder may require.

Initials:

/s/MS__________________	_/s/MAS_______________________
Landlord	Tenant

Page 1	Office Building Lease - Rider 31

RIDER 43

Prior to October 1, 2006, assuming all plans and specifications for the Leased Premises are agreed to by both parties in a timely manner and assuming all finishes are available in a timely manner, Landlord will make improvements to the Leased Premises in accordance with Exhibit C attached hereto or improvements similar thereto. Said improvements shall be installed in accordance with Landlord’s standard materials, specifications and policies for tenant improvements and shall not include the furniture and office equipment shown on Exhibit “C”, any telephone wiring or equipment, or any data wiring or equipment. Landlord reserves the right to make changes to the work if Landlord deems necessary as the result of existing field conditions, requirements of any governmental agencies, or sound engineering practices.

Landlord will advance $51,804.00 to pay for the cost of these improvements and Tenant will reimburse Landlord with monthly payments of $1,075.37 from December 1, 2006, through November 30, 2011. The $1,075.37 per month reimbursement is included in the $8,454.13 monthly rent set forth in Paragraph 5.1 of the Lease and is not in addition thereto.

Except as modified by this rider, Paragraph 43 of the Lease remains unmodified and in full force and effect.

INITIALS:

/s/MS__________________	_/s/MAS_______________________
Landlord	Tenant

Page 1	Office Building Lease - Rider 43

RIDER 46

Renewal. Tenant shall have the right to renew this Lease for one additional term of five years. Written notice of the Tenant’s election to renew this Lease must be given at least 6 months, but not more than 9 months, prior to the termination date of the original Lease Term. The renewal term shall be subject to all of the covenants and agreements of this Lease except for this option to renew and except that the Basic Annual Rent payable for the first Lease Year of the renewal term shall be equal to the greater of (i) Twelve times the Basic Annual Rent payable during the last month of the first Lease Year of the original term of this Lease (in which case the amount of the Base Year Taxes and Base Year Expenses throughout the renewal term shall remain as specified in paragraph 5.2 of this Lease and the Basic Annual Rent shall be subject to an increase at the end of each Lease Year by the percentage increase specified in paragraph 5.1 of this Lease) or (ii) the Basic Annual Rent at which similar space within the Building is or would be offered for lease to a renewing tenant for a similar term on the date the Tenant’s written notice of its election to renew is received by the Landlord (in which case the Base Year Taxes, Base Year Expenses and annual increase in Basic Annual Rent shall all be the same as is or would be offered to that renewing tenant.)

Upon the request of the tenant, the Landlord shall repaint the painted surfaces in the suite and shampoo the carpet in the suite, all at a time convenient to the tenant any time after the notice of the Tenant’s election to renew this Lease has been received by Landlord.

INITIALS:

/s/MS__________________	_/s/MAS_______________________
Landlord	Tenant

Page 1	Office Building Lease - Rider 46

RIDER 47

Right of First Refusal for Added Space: After the next leasing thereof to third parties, should any of the leasable area on the south wing of the first floor become available for lease, and should the Tenant in Possession be unwilling to lease the same, Landlord shall notify Tenant and Tenant shall have the right to add such space (“Added Space”), in its entirety only, to this Lease under all the terms and conditions of this Lease except that the Basic Annual Rent for the Added Space shall be equal to the Basic Annual Rent that space within the Building similar to the Added Space is being or would be offered for lease on the date of the Landlord’s notice to Tenant of the availability of the Added Space. For purposes of this paragraph, a Tenant in Possession shall be any tenant under an existing lease for the Added Space, or any assignee or underlessee thereof. Landlord shall notify Tenant of the availability of the Added Space prior to the later of (i) 30 days after the time the landlord is notified that the Tenant in Possession does not want to the continue its possession or (ii) 4 months prior to the termination of the possession of the Tenant in Possession. The Tenant’s right to lease the Added Space shall expire unless the Tenant gives written notice to the Landlord exercising its right within 15 days of the date of the Landlord’s notice to the Tenant of the availability of the Added Space.

Initials:

/s/MS__________________	_/s/MAS_______________________
Landlord	Tenant

Page 1	Office Building Lease - Rider 47

EXHIBIT “A”

The Exchange Office Building

First Floor

4,317 Square Feet Gross Leasable Area

3,834 Square Feet Net Usable Area

Page 1	Office Building Lease - Exhibit A

EXHIBIT “B”

RULES AND REGULATIONS

November 1, 1990

1. Parking and the access drives thereto are provided solely as an accommodation to tenants on a non-exclusive basis. The use of the parking areas and drives shall be at the vehicle owner’s sole risk. Tenant (a) will observe all parking and traffic regulations promulgated from time to time by the Landlord, (b) will park only properly tagged and functioning motor vehicles in the parking areas and will not permit or maintain any commercial vehicles, trucks, trailers, campers or boats in or about the Real Property, and (c) will not permit the use of the parking areas for the washing, storage or repair of any motor vehicle. Landlord shall have the right to have any non-complying vehicle towed away and stored at Tenant’s risk and expense. Tenant does hereby further irrevocably constitute and appoint Landlord as its attorney in fact to remove any vehicle parked in violation of said rules and regulations, and to store the same at the expense of the Tenant in such place or places as Landlord, as its sole discretion, may deem proper.

2. Tenants may not place any objects on the exterior of the building, the grounds or in the common use areas of the building. Tenants may not place any object on the Leased Premises which can be seen from the grounds or the common use areas. Tenant may not remove the standard building venetian blinds or visually obstruct same as seen from the outside of the Building.

3. The sidewalks, ramps, lobbies, passages, elevators and stairways shall not be obstructed by the Tenant or used by the Tenant for any purpose other than ingress and egress from and to the Tenant’s Leased Premises. The Landlord shall in all cases retain the right to control or prevent access thereto by any person whose presence, in the Landlord’s judgment, would be prejudicial to the safety, peace, character or reputation of the Real Property or of any tenant thereof.

4. No bicycles, motor scooters or any other type of vehicle shall be brought into the Building.

5. All deliveries of furniture, equipment and supplies shall be made under the direction and control of the Landlord and shall be approved in advance by the Landlord. All such deliveries shall be made via routes and in accordance with elevator regulations established by Landlord. Tenant shall protect the Building and the elevator during the movement of all such furniture, equipment and supplies and shall pay the reasonable cost of repairing such damages to same.

6. Tenant will not make any changes, modifications or alterations to the Leased Premises without the written permission of the Landlord. Tenant will make no changes or tie-ins to the Building’s mechanical, electrical or phone systems without the approval of the Landlord as to type of equipment, manner of tie-in and contractor performing the work.

7. Tenant shall use the building equipment only for the uses intended. Tenant agrees not to misuse or overload the building equipment.

8. Tenant shall not enter the mechanical, electrical, telephone, janitor or maintenance rooms or interfere with any mechanical, electrical or maintenance equipment.

9. Tenant shall not place any signs or advertising or notices anywhere on the Real Property. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion tends to impair the reputation of the Real Property or its desirability. Upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

10. Tenant shall not do anything which will interfere with the rights of other tenants or in any way injure or annoy them or those having business with them.

11. Tenant agrees not to change the locks on the doors to the Leased Premises or to install additional locks, chains or other fasteners. Upon termination of the tenancy, all keys to the Leased Premises will be returned to the Landlord.

12. Tenant agrees not to use, install and/or operate equipment or machinery which produces music, sound vibration or other noise which is audible beyond the Leased Premises.

13. Tenant agrees not to possess, store or test materials which could cause fire or explosion or produce fumes, vapor or odors.

14. Landlord shall not be responsible to Tenant for any loss of property from the Leased Premises or for any damage done to the effects of Tenant by any of its employees, by janitors, or by any other person or any other cause.

15. Tenant will not permit any vending machines or other food services on the Leased Premises.

16. No birds, fish or other animals may be brought on to the Real Property at any time.

17. Canvassing, soliciting, and peddling on the Real Property are prohibited, and Tenant shall cooperate to prevent the same.

18. The use of any room within the Building as sleeping quarters is absolutely prohibited.

Page 1	Office Building Lease - Exhibit B

19. Landlord may from time to time promulgate rules with respect to the security of the Building. Tenant agrees (a) to observe these rules and regulations and (b) to make certain that the Building is secure when entering or leaving the Building at times other than “normal business hours.” At the end of each business day, the Tenant shall see that the doors to the Leased Premises are securely locked and that all lights and all standard office equipment within the Leased Premises are turned off.

20. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

    (a) The exclusive right to use the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

(b) The right to change the name or address of the Building without incurring any liability to Tenant for so doing;

(c) The right to install and maintain a sign or signs on the exterior of the Building;

(d) The exclusive right to use or dispose of the use of the roof of the Building;

        (e) The right to limit the space on the directory of the Building to be allotted to Tenant;

(f) The right to grant anyone the right to conduct any particular business or undertaking in the Building.

21. Tenant agrees to keep the Leased Premises in a neat, good and sanitary condition and to place garbage, trash, rubbish and all other disposables only where Landlord directs.

22. To the extent the Tenant has the right to use private open space areas, roadways and other common facilities adjacent to or near the Property, Tenant will so use only as intended and will abide by any rules and regulations pertaining to the use thereof, which may be in effect from time to time.

23. Failure of the Landlord to insist upon a strict compliance with any of these rules and regulations or to exercise any option herein contained shall not be construed as a waiver of such rule, regulation or option and all such rules, regulations and options shall remain in full force and effect. Nothing in these Rules and Regulations shall give any Tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them against any other tenant or person (whether or not the Landlord has the right to enforce them against such tenant or person), and no such non-enforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to the Tenant or any other tenant or person.

As used in all of the above Rules and Regulations, the term “Tenant”

shall include the employees, guests and invitees of the Tenant.

Page 2	Office Building Lease - Exhibit B

EXHIBIT “C”

The Exchange Office Building

Suite 100

COPIER
OFFICE
9'0" X 11'
17'3" X 12'0"
COPIER
W.S.
5'X7'
W.S.
7'X7'
W.S.
7'X7'
W.S.
7'X7'
3'-8"
5'0" X 13'7"
13'4" X 9'9"
14'0" X 11'9"
11'5" X 17'7"
9'7" X 17'3"
12'7" X 16'6"
ADMIN
8'5" X 16'11"
155 SF
196 SF
CARPET

Page 1	Office Building Lease - Exhibit C